Exhibit 99.1

LENZ Therapeutics Announces Commercial Product Availability of VIZZTM in the United States
VIZZ sample distribution initiated nationwide to Eye Care Professionals
Commercial product shipments to be initiated in October to consumers with broad product availability by mid-Q4 2025
VIZZ is the first and only aceclidine-based eye drop approved to improve near vision in adults with presbyopia for up to 10 hours, a condition impacting approximately 128 million adults in the United States
SAN DIEGO, CA – September 30, 2025 – LENZ Therapeutics, Inc. (Nasdaq: LENZ or “LENZ” or the “Company”), today announced VIZZ (aceclidine ophthalmic solution) 1.44%, the first and only FDA-approved aceclidine-based eye drop for the treatment of presbyopia in adults, is now available. Professional product sample distribution by the sales force to optometrists and ophthalmologists has been initiated nationwide. Commercial product shipments will be initiated to consumers in October through our ePharmacy partner and is anticipated to be broadly available, including via retail pharmacies, by mid-Q4 2025.
“We are thrilled to introduce VIZZ to the 128 million adults living with blurry near vision in the United States,” said Eef Schimmelpennink, President and Chief Executive Officer of LENZ Therapeutics. “The team has been preparing for this moment for months and worked tirelessly to enable the availability of product samples and commercial product following our FDA approval. Initial feedback and early brand awareness from the ECP community is extremely positive, and we feel well-positioned for a successful product launch, firmly establishing VIZZ as a Category of One for the treatment of presbyopia.”
VIZZ is powered by aceclidine, differentiated by its mechanism of action as a predominantly pupil-selective miotic that interacts with the iris, with minimal ciliary muscle stimulation. VIZZ contracts the iris sphincter muscle, resulting in a pinhole effect and uniquely achieves a sub-2mm pupil that extends depth of focus to significantly improve near vision without causing a myopic shift. In the CLARITY Phase 3 clinical trial, 93% of participants achieved 20/40 or better near vision within 30 minutes and lasted up to 10 hours. This level of near vision can restore the ability to read a phone screen and other everyday fine print without the assistance of reading glasses.
“With VIZZ now available, we’re giving people living with presbyopia a simple, fast-acting way to see up close again,” said Shawn Olsson, Chief Commercial Officer of LENZ Therapeutics. “It’s about restoring everyday confidence, including reading a phone, checking a price tag, or enjoying your active lifestyle glasses-free. We’re excited to bring this new option to millions who want more freedom in their near vision.”
For more information about VIZZ and full prescribing information, please visit www.VIZZ.com.
About Presbyopia
Presbyopia is the inevitable loss of near vision associated with aging. It impacts the daily lives of nearly all people over the age of 45. As people age, the crystalline lens in their eyes gradually hardens and becomes less able to change shape. This loss of elasticity of the lens reduces the ability of the lens to focus incoming light from near objects onto the retina. Adults over age 50 lose, on average, 1.5 lines of near vision every six years. Although the progression of presbyopia is gradual, presbyopes often experience an abrupt change in their daily life as the symptoms become more pronounced starting in their mid-40s, when reading glasses or other corrective aids are suddenly necessary to read text or conduct close-up work. Presbyopia is typically self-diagnosed and self-managed with over-the-counter reading glasses, or managed, after evaluation by an ECP, with prescription reading or bifocal glasses or multifocal contact lenses.

About VIZZ (aceclidine ophthalmic solution) 1.44%
VIZZ (aceclidine ophthalmic solution) 1.44% is a once-daily eye drop developed to restore clear near vision for up to 10 hours. Aceclidine is the sole active ingredient in VIZZ and provides rapid and durable near vision improvement. VIZZ is preservative-free and provided in single-dose vials. VIZZ is a predominantly pupil selective miotic that interacts with the iris with minimal ciliary muscle stimulation. VIZZ causes contraction of the iris sphincter muscle, resulting in a pinhole effect that extends depth of focus to improve vision.
VIZZ Indication and Important Safety Information
INDICATION
VIZZ (aceclidine ophthalmic solution) 1.44% is a prescription eye drop used to treat age-related blurry near vision (presbyopia) in adults.
IMPORTANT SAFETY INFORMATION
•Do not use VIZZ if allergic to any of the ingredients.
•To help avoid potential eye injury or contamination of the product, do not allow the vial tip to touch the eye or any surfaces. Discard the opened vial immediately after use.
•Contact lenses should be removed before using VIZZ. After dosing, contact lenses can be reinserted after 10 minutes.
•If using more than one topical eye medication, the medicines should be administered at least 5 minutes apart.
•Temporary dim or dark vision may be experienced after using VIZZ. Do not drive or operate machinery if vision is not clear.
•Seek immediate medical care if sudden onset of flashing lights, floaters, or vision loss is experienced.
ADVERSE REACTIONS
The most common reported adverse reactions of participants were instillation site irritation (20%), dim vision (16%), and headache (13%). Adverse reactions reported in >5% of participants were conjunctival hyperemia (8%) and ocular hyperemia (7%). The majority of adverse reactions were mild, transient, and self-resolving.
For additional information, please see the full Prescribing Information available at www.VIZZ.com.
About LENZ Therapeutics
LENZ Therapeutics is a pharmaceutical company focused on the commercialization of VIZZTM (aceclidine ophthalmic solution) 1.44%, the first and only FDA-approved aceclidine-based eye drop for the treatment of presbyopia, a condition impacting an estimated 1.8 billion people globally and 128 million people in the United States. LENZ is commercializing VIZZ in the United States and continues to establish licensing partnerships internationally to provide access to VIZZ globally. LENZ is headquartered in San Diego, California. For more information, visit: LENZ-Tx.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. You can identify forward-looking statements by words such as “may,” “will,” “could,” “can,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “poised,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, but not all forward-looking statements will contain these words. ” Forward-looking statements in this press release include statements regarding the timing and availability of VIZZ;

potential market size for VIZZ; its ability to meet patient needs and become standard of care; LENZ commercialization plans, including international partnering plans, and the quotations of LENZ management. These statements are based on numerous assumptions concerning VIZZ, target markets and involve substantial risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievement to be materially different from the information expressed or implied by these forward-looking statements, including those risk factors described in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2025 and our subsequent filings with the SEC. We cannot assure you that the forward-looking statements in this press release or the assumptions upon which they are based will prove to be accurate. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, LENZ disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Contact:
Dan Chevallard
LENZ Therapeutics
IR@LENZ-Tx.com